UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 1, 2011 we entered into a consulting agreement with Brisco Capital Partners Corporation, an Alberta corporation, to provide investor relations and marketing services to our company. Under the terms of the consulting agreement, Brisco will be paid a monthly fee of US $10,000. We have also issued 500,000 stock options to purchase shares of our common stock at a price of $0.225 per share until September 1, 2016. The options are subject to vesting provisions.

The consulting agreement will terminate in six months unless extended by both parties.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

A copy of the consulting agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is responsive to the information required by this Item 3.02 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
10.1	Consulting Agreement dated September 1, 2011 with Brisco Capital Partners Corporation
10.2	Stock Option Agreement dated September 1, 2011 with Brisco Capital Partners Corporation
99.1	News release dated September 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Date: September 6, 2011